UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2020

Perdoceo Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PRDO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On March 9, 2020, Perdoceo Education Corporation (the “Company”) received a letter from the U.S. Department of Veterans Affairs (the “VA”) notifying the Company that if it fails to remedy its deficiency through corrective action within 60 days, the VA will disapprove, for purposes of VA educational assistance programs, the enrollment of individuals not already enrolled in programs at the Company’s institutions.  The letter also provides for certain administrative appeal procedures if such a disapproval decision is made. The letter from the VA identifies as a deficiency matters alleged in connection with the previously settled inquiries by the U.S. Federal Trade Commission (the “FTC”) and the attorneys general of 48 states and the District of Columbia.

The Company’s current compliance processes incorporate enhanced operational and compliance commitments made in the previous agreements with the FTC and multiple attorneys general, and we believe that these processes will demonstrate to the VA that any corrective actions they deem necessary to address the matters identified in their letter were previously taken in connection with those settlements.  As previously disclosed, those settlements were made with no admission of wrongdoing and both contained commitments as outlined below to continue and enhance on-going compliance processes.

On January 3, 2019, the Company entered into agreements with attorneys general from 48 states and the District of Columbia to bring closure to multi-state inquiries ongoing since January 2014. As part of the agreements, the Company agreed to, among other things, work with a third-party administrator that will report annually for three years on the Company’s compliance with various obligations the Company committed to in the agreements. Operationally, the Company committed to:

•	provide students with additional communication of important policies, academic program information and financial aid information during the enrollment process
•	provide newly enrolling students an online financial aid interactive tool that can assist them in understanding their financial commitments
•	continue its existing practice of offering a no cost orientation and/or an introductory course with materials designed to support new college students
•	permit new undergraduate students to withdraw up to 21 days after the start of the term at online programs

From a compliance standpoint, the Company committed to:

•	continue many of its existing compliance programs that it uses to monitor for accurate communication with prospective students
•	continue its monitoring of third-party marketing vendors and agreed on a process to continue to hold them accountable for complying with the Company’s advertising guidelines
•	continue to monitor and review conversations that its admissions and financial aid staff have with prospective students during the student recruitment process
•	enhance current training to staff working with students regarding the additional information and tools that are part of the commitments in the agreements

On July 26, 2019, the Company executed a settlement agreement with the FTC to resolve an inquiry commenced by the FTC in 2015. Under the terms of the agreement with the FTC, the Company agreed to continue its compliance with the Federal Trade Commission Act and the Telemarketing and Consumer Fraud and Abuse Prevention Act, including compliance with the national do not call registry. The Company agreed to enhance its current operational and compliance processes with respect to prospective student expressions of interest purchased from third party lead aggregators and generators and implement other agreed-upon compliance measures. Specifically, the agreement with the FTC requires the operation of a system to monitor third party lead aggregators and generators involving a compliance review by, or on behalf of, the Company of the various sources a prospective student interacts with prior to the Company’s purchase and use of the prospective student lead.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements, including statements about the Company’s ability to demonstrate compliance with the VA’s requirements. These forward-looking statements and the ultimate outcome of the VA’s action are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. A failure to successfully demonstrate compliance to the VA in a timely fashion could have a material adverse effect on current and future military student enrollments.  Except to the extent required by law, the Company disclaims any obligations to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERDOCEO EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and
Corporate Secretary

Dated:	March 9, 2020

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